Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of January 12, 2026 (this “Supplemental Indenture”), among BEYOND MEAT, INC., a Delaware corporation, as issuer (the “Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), and BEYOND MEAT EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Guarantor”), a subsidiary of the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of October 15, 2025 (the “Indenture”), providing for the issuance of Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Guarantor, the Trustee and the Collateral Agent are authorized to enter into this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee. The Guarantor hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 13 thereof.

4. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Guarantor plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English.

Guarantor agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

6. Effect of Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7. The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Name:	Lubi Kutua
Title:	Chief Financial Officer and Treasurer

BEYOND MEAT EU B.V.

By:	/s/ Jonathan Nelson
Name:	J.P. Nelson
Title:	Director A

By:	/s/ Ethan Brown
Name:	E.W. Brown
Title:	Director B

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Vice President